Exhibit 5.2

    STIKEMAN ELLIOTT
Stikeman Elliott LLP        Barristers & Solicitors

4300 Bankers Hall West, 888-3rd Street S.W., Calgary, Canada    T2P 5C5
Tel: (403) 266-9000    Fax: (403) 266-9034    www.stickeman.com

January 31, 2007

TransCanada Corporation
450 - 1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

        We hereby consent to the references to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-140150) of TransCanada Corporation.

Very truly yours,

/s/ STIKEMAN ELLIOTT LLP Stikeman Elliott LLP